Exhibit 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s International, Inc. issues financial outlook for 2007, 2008 and 2009

Progress with comprehensive strategic plan – “Quality-Driven: Wendy’s Recipe for Success” – accelerates timeline for financial improvement

Company projects EBITDA of $330 to $340 million in 2007, $390 to $410 million in 2008 and $425 to $460 million in 2009

Company expects earnings per share of $1.17 to $1.23 and same-store sales increases of 3% to 4% in 2007

January 2007 same-store sales trending at 4.5% to 5%; eighth consecutive positive month of same-store sales

Company to raise annual dividend rate 47%, from $0.34 per share to $0.50 per share, beginning with May payment

DUBLIN, Ohio (February 5, 2007) – Wendy’s International, Inc. (NYSE: WEN) today provided key financial projections for 2007, 2008 and 2009.

The Company reaffirmed its previously issued estimate of $330 to $340 million in earnings before interest, taxes, depreciation and amortization (EBITDA) in 2007. The Company also said it expects to generate EBITDA of $390 to $410 million in 2008 due to improvements resulting from its initiatives related to its comprehensive strategic plan, “Quality-Driven: Wendy’s Recipe for Success,” which emphasizes the Company’s outstanding hamburger brand and quality position in QSR. In 2009, the Company is projecting EBITDA of $425 to $460 million. On February 2, the Company announced that its 2006 adjusted EBITDA from continuing operations was $220.7 million. (See “Disclosure regarding non-GAAP financial measures.”)

“The new strategic plan is already paying dividends, as it has enabled us to accelerate our timeline for operational improvements,” said Chief Executive Officer and President Kerrii Anderson. “We have realized eight consecutive months of positive same-store sales, including January, which is trending at 4.5% to 5%, due to strong marketing, Wendy’s new Deluxe Value Meals and gift card redemptions,” Anderson said. “We have also enhanced our new product pipeline and have significantly reduced costs in 2006 to establish a platform for future improvement. We intend to build on this momentum and leave no stone unturned, as we continue to review every element of our business and drive significant improvement in 2007 and beyond.

“These anticipated improvements in our core business give us the confidence to commit to returning capital to our shareholders, including a 47% increase in our annual dividend rate, from $0.34 per share to $0.50 per share, beginning with our May dividend payment.”

Management driving improvement through comprehensive strategic plan

The Company is seeing measurable results from its strategic plan, and management is confident about generating improved results in 2007.

The components of the plan include:

•	Revitalize Wendy’s brand – The Company has re-established its brand essence, “Quality Made Fresh,” centered on Wendy’s core strength, its hamburger business.

•	Streamline and improve operations – Wendy’s believes it can significantly improve operations attributes such as Order Accuracy, Friendliness, Cleanliness, and Speed of Service, clearly positioning the Company as the best operator in QSR and resulting in significantly improved store-level profits.

•	Reclaim innovation leadership – The Company expects to introduce more than 10 new products during 2007, including exciting sandwiches and salads, as well as beverages that are unique to Wendy’s.

•	Strengthen franchisee commitments – Management is focused on driving sales and improving profitability across the entire system and is providing incentives to franchisees to re-invest in existing restaurants.

•	Capture new opportunities – Wendy’s will seek to drive growth beyond its existing business, including expanding its breakfast program to 20% to 30% of its system in 2007 and more than half the system in 2008.

•	Embrace a performance-driven culture – Wendy’s has redesigned its incentive compensation plan by creating a more direct link between Company performance and individual pay.

“We have aggressive plans in place to revitalize the Wendy’s brand, and we expect our 2007, 2008 and 2009 results to be significantly improved compared to 2006,” Anderson said. “Our management team is focused on performance and execution, and we are excited to usher in this new era at Wendy’s.”

Company reaffirms EBITDA estimate of $330 to $340 in 2007

The Company reaffirmed its previously issued estimate of $330 to $340 in EBITDA in 2007. The 2007 estimate incorporates the following:

•	Annual revenue growth of approximately 5% to 6%

•	Same-store sales growth in a range of 3% to 4%

•	A 390-to-410 basis-point improvement in store operations EBITDA margins in a range of 12.8% to 13.0% in 2007 from a base of 8.9% in 2006 by the end of the year

•	Tight control of G&A and other overhead costs, in the range of 8.75% to 9.25% of revenue

•	The sale of up to 50 restaurants to franchisees

•	Opportunistic purchase of franchise restaurants

•	North American restaurant development goals as follows:

2007 Outlook	Company	Franchise
Openings	15-30	50-60

Closings	(15-30)	(50-60)

Total Net Stores	0	0

•	A steady expansion of a breakfast offering, with a goal of reaching breakeven in the day-part during the year

•	Slightly lower beef costs relative to 2006, with slightly higher prices for chicken and higher prices for produce

•	Operating income of $215 million to $225 million

•	An effective tax rate of approximately 39.0%

•	Opportunistic share repurchases roughly offsetting dilution

•	Earnings per share of $1.17 to $1.23

•	The investment of up to $110 million into the renovation of Wendy’s company-owned and franchised restaurants during the year

•	No impact from currency

Company expects to produce EBITDA of $390 to $410 million in 2008

The Company expects to generate significantly improved year-over-year results in 2008 due to operational improvements enabled by its strategic plan. The Company expects to deliver EBITDA of $390 to $410 million for the year, compared to its estimate of $330 to $340 million in 2007. The Company had previously announced that it expected to achieve EBITDA of $400 to $410 million in 2009.

The 2008 estimate incorporates the following:

•	Operating income of $275 to $295 million

•	A full-year benefit from store-level operating margin improvements implemented during 2007

•	A strategic plan that has been implemented and a strong core business that is demonstrating continuous improvement

•	A powerful marketing calendar and a full new product pipeline

•	Tight control of G&A and other overhead costs

•	Continued expansion of the Company’s breakfast program, which is expected to be profitable

Company expects to produce EBITDA of $425 to $460 million in 2009

The Company expects to deliver operating income of $310 to $345 million and EBITDA of $425 to $460 million for the year, compared to its estimate of $390 to $410 million in 2008.

Disclosure regarding non-GAAP financial measures

EBITDA is used by management as a performance measure for benchmarking against its peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. EBITDA is not a recognized term under GAAP.

The Company also uses adjusted EBITDA, which accounts for certain items unrelated to ongoing operations, as an internal measure of business operating performance. Management believes adjusted EBITDA provides a meaningful perspective of the underlying operating performance of the business.

Below is a reconciliation of 2006 reported operating income to 2006 EBITDA and 2006 adjusted EBITDA:

2006 reported operating income 2006 depreciation and amortization	$40.3 million $123.7 million

2006 EBITDA from continuing ops 2006 restructuring charges 2006 incremental advertising expense 2006 joint venture impact[1]	$164.0 million $38.9 million $25.0 million $(7.2 million)

2006 adjusted EBITDA from continuing ops	$220.7 million

1With the spinoff of Tim Hortons, the Company will lose 50% of the income from its 50/50 joint venture with Tim Hortons.

Below are reconciliations of 2007, 2008 and 2009 operating income to EBITDA:

2007 estimated operating income: 2007 estimated depreciation and amortization:	$215 million to $225 million $115 million

2007 estimated EBITDA:	$330 million to $340 million

2008 estimated operating income: 2008 estimated depreciation and amortization:	$275 million to $295 million $115 million

2008 estimated EBITDA:	$390 million to $410 million

2009 estimated operating income: 2009 estimated depreciation and amortization:	$310 million to $345 million $115 million

2009 estimated EBITDA:	$425 million to $460 million

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies. More information about the Company is available at www.wendys-invest.com.

ANALYST / MEDIA CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.